UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On November 5, 2024, GameSquare Holdings, Inc. (the “Company”) entered into a Standstill and Repayment Agreement (the “Standstill Agreement”) with YA II PN, Ltd. (the “Holder”).

Under the Standstill Agreement, the Holder agrees that until November 30, 2024 (the “Standstill Period”), Holder shall not sell the 640,000 shares (the “Issued Shares”) of the Company’s common stock the Holder currently holds which were acquired by the Holder pursuant to its rights under the Standby Equity Purchase Agreement between Holder and the Company dated July 8, 2024 (the “SEPA”) and the Convertible Promissory Note between Holder and the Company dated July 8, 2024 (the “Note”) issued thereunder.

During the Standstill Period, the Company may purchase or arrange for third parties to purchase directly from Holder all or a portion of the Issued Shares held by Holder, at the then current market price of the Company’s shares, provided that such market price is at least $0.70 per share. If the Company or a suitable third party do not purchase all of the Issued Shares from the Holder, then the Company shall make a payment to the Holder in an amount equal to the number of unsold Issued Shares held by the Holder as of the last day of the Standstill Period multiplied by the difference between the closing price of the Company’s shares as of the last day of the Standstill Period and $0.70 per share.

In exchange for the Holder’s performance under the Standstill Agreement, the Company will make cash payments to Holder in the amount of $1,900,000 (the “Redemption Amount”), payable in installments as set forth in the Standstill Agreement, 93% of which will be applied to reduction of the principal balance under the Note, and the remaining 7% to the applicable redemption premium.

Notwithstanding the forgoing, the Holder may sell the Issued Shares during the Standstill Period, (i) at any time after the occurrence of an event of default (as defined in the Note and SEPA), (ii) if at any time the Company has failed to pay any installment payment of the required Redemption Amount to the Holder, or (iii) at any time provided such sales are at a price per share of at least $1.00 per share.

Also under the Standstill Agreement, the Holder agrees that until December 31, 2024 (the “Conversion Standstill Period”), (a) the Holder may not convert any portion of the outstanding amount of principal under the Note into common shares of the Company and will not deliver any conversion notices under the Note to the Company, (b) the Holder may not issue any investor notices under the SEPA to Company, and (c) the Company will not submit any advance notices under the SEPA to the Holder. The limitations set forth in (a) and (b) of this paragraph shall not apply (i) any time after the occurrence of an event of default (as defined in the Note and SEPA), (ii) if at any time the Company has failed to pay any installment payment of the required Redemption Amount to the Holder, or (iii) if waived in writing by the Company.

This summary is qualified in its entirety by reference to the text of the Standstill Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Standstill and Repayment Agreement by and between GameSquare Holdings, Inc. and YA II PN, Ltd., dated as of November 5, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: November 6, 2024	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director